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                                 EXHIBIT (10I)

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, entered into this the 19/th/ day of July, 1990 between UNIFI, INC., a New York corporation (hereinafter called "Unifi"), and G. ALLEN MEBANE (hereinafter called "Mr. Mebane");

                                  WITNESSETH:

     WHEREAS, Mr. Mebane is presently the Chairman of the Board of Directors, and Chairman of the Executive Committee of Unifi and as such is an integral part of Unifi management; and

     WHEREAS, Mr. Mebane, was an original founder and has served as a director of Unifi since its organization; has served as a principal Executive Officer including Chairman of the Board of Directors, President, and Chief Executive Officer whose leadership and expertise have constituted and still constitute a major factor in Unifi's development, growth, and outstanding success; and is thoroughly familiar with Unifi's background, policies and operations in respect to production, finance, sales, and all other aspects of its business; and

     WHEREAS, Mr. Mebane, through his knowledge and experience in the textile business both before and after the organization of Unifi is exceptionally well qualified, fitted and equipped to continue as a principal Executive Officer of Unifi to wit the Chairman of its Board of Directors and Executive Committee and as a consultant after his retirement as an active Executive Officer of Unifi; and

     WHEREAS, Unifi deems it to be in its best interest to retain the unique experience, ability and leadership of Mr. Mebane for the company, and for such subsidiaries and affiliates as it may from time to time create or acquire, for a fixed term of years, as an Executive officer and thereafter in consultative capacity; and

     WHEREAS, Unifi and Mr. Mebane entered into an Employment Agreement dated the 18th day of July 1985 and the parties hereto agreed that said 1985 Employment Agreement shall terminate effective as of July 1, 1990, upon the execution of this agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

     Part I.   EMPLOYMENT.
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     Section 1.  Executive Employment. Unifi hereby employs Mr. Mebane and Mr.
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Mebane hereby accepts employment in a principal executive and managerial capacity, with the designations of Chairman of the Board of Directors and Chairman of the Executive Committee or such other titles as the Board of Directors may designate for a term of ten years commencing on the first day of July 1990 and terminating on the 30/th/ day of June 2000 (hereinafter referred to as executive period), unless sooner terminated, on the terms and conditions herein set out.
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     Section 2. Consultative Capacity. Upon the termination of his executive
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employment as provided in Section 1 above, Unifi shall still retain Mr. Mebane and Mr. Mebane agrees to continue serving the company in an advisory or consultative capacity (hereinafter sometimes referred to as consultant period or consultant) until June 30, 2005 on the terms and conditions herein set forth.

     Part II.  EXECUTIVE EMPLOYMENT.
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     Section 1.  Compensation. For all services rendered by Mr. Mebane during
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his executive employment, Unifi agrees to pay Mr. Mebane a salary of $800,000.00 per annum ("Base Compensation"), payable in installments and in the same frequency as other Executive Officers are paid, plus such additional compensation and bonuses as may be awarded from time to time to Mr. Mebane by the Board of Directors of Unifi.

     Section 2.  Duties. Mr. Mebane is employed during the executive period as a
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principal Executive Officer with the designation of Chairman of the Board of
Directors and Chairman of the Executive Committee or such other title as designated by the Board of Directors, all other Executive Officers shall report to him, upon his oral request, and the scope of his duties hereunder shall consist in rendering such services and performing such functions of a chief executive nature for Unifi as are necessary or customary, subject only to the general direction, approval and control of the Board of Directors of Unifi.

     Mr. Mebane agrees to exert and devote substantially all of his time and attention to the promotion of the business and interests of Unifi. The foregoing shall not be construed, however, to preventing Mr. Mebane from investing his assets in such businesses as he desires, or rendering limited services to such businesses, or serving on the Board of Directors of companies in which he has made an investment. Provided, however, if the company of which Mr. Mebane is asked to be a director is in competition with Unifi, it must be publicly owned, and Mr. Mebane's interest therein must be solely that of a shareholder owning not more than three percent (3%) of the outstanding shares or Mr. Mebane receives prior written approval from Unifi's Board of Directors to serve as a director for said company.

     Unifi and Mr. Mebane recognize that Mr. Mebane will be required to travel in order to perform the services to be rendered hereunto, but Unifi agrees that the extent of such travelling necessary for the performance of Mr. Mebane's services hereunder shall be within the reasonable discretion, exercised in good faith, of Mr. Mebane. In any event, Mr. Mebane shall not be required to change his resident from the Greensboro, Yadkinville, Mocksville, North Carolina area in order to render the services to be performed hereunder or to perform services inconsistent with the type of services presently being performed by Mr. Mebane.

     Section 3.  Work Situs and Working Facilities. Mr. Mebane shall be
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furnished at all times during his executive employment with working facilities, including, without limitation, a private office; a private secretary of his own selection; an adequate staff in Greensboro, North Carolina or such other location as his duties may require to assist him in the performance of his duties hereunder; and transportation, including use of company air craft, commensurately with those being furnished to him on the date of the execution of this Agreement.
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     Section 4.  Vacations. Mr. Mebane during the executive period shall be
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entitled each year to a minimum vacation of four weeks plus such additional time as may be approved by the Board of Directors, during which his Base Compensation shall continue to be paid to him. Mr. Mebane shall take his vacation at such time or times as he shall determine.

     Section 5.  Reimbursement of Expenses. Mr. Mebane during the executive
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period shall be entitled to reimbursement for all expenses reasonably incurred by him in connection with the performance of his duties hereunder, including, without limitation, expenses incurred in travelling and entertaining reasonably related to the business or interests of Unifi. Such reimbursement shall be made within a reasonable time after receipt of Mr. Mebane's expense statement.

     Section 6.  Disability and Death.
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     (a)  If, during the executive period, Mr. Mebane becomes disabled or incapacitated for a period of twelve (12) consecutive months to the extent he is unable to perform his duties hereunder ("Permanently Disabled"), Unifi shall have the right at any time thereafter, so long as Mr. Mebane is then still Permanently Disabled, to terminate his executive employment. If Unifi elects to terminate his executive employment it shall continue to pay to Mr. Mebane through the 30/th/ day of June 2000 an amount equaled to fifty percent (50%) of the Base Compensation he was receiving at the time of said termination and in the manner as provided in Section 1 of this Part II. In the event of Mr. Mebane's death after such termination of his executive employment for disability, Unifi shall pay through the 30/th/ day of June 2000 to the person and in the manner set forth in paragraph (c) of this Section 6, an amount per annum equal to the amount of the Base Compensation he was receiving during his disability. The payments herein provided for shall be made in installments as set forth in Section 1 of this Part II. If, and so long as Unifi's Board of Directors does not elect to terminate Mr. Mebane's executive employment as a result of his Permanent Disability, this Agreement shall continue in full force and effect until the end of the executive period.

     (b) If Mr. Mebane dies during the executive period of this Agreement other than as provided in paragraph (a) of this Section 6, this Agreement shall terminate, except that Unifi shall pay, through the 30/th/ day of June 2000, to the persons and in the manner set forth in paragraph (c) of this Section 6, an amount per annum equal to fifty percent (50%) of the Base Compensation Mr. Mebane was receiving on the date of his death. The payments herein provided for shall be made in installments as provided for in Section 1 of this Part II.

     (c)  With respect to any payments to be made, pursuant to paragraphs (a) or
(b) of this Section 6, to persons other than Mr. Mebane, such payments shall be made as designated by Mr. Mebane in his Last Will and Testament, or if Mr. Mebane dies intestate then the payment shall be made to Mr. Mebane's wife, Mrs. Marianne Vaughn Cheek Mebane, and if she be deceased to Mr. Mebane's living children and the living lineal descendants of any deceased child of Mr. Mebane, per stirpes. The payments provided for herein shall be made in installments as set forth in Section 1 of this Part II.

     Part III.  CONSULTATIVE CAPACITY.
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     Section 1.  Compensation. The annual compensation to be paid by Unifi to
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Mr. Mebane during his engagement as a consultant as provided in Section 2 of
Part I of this agreement shall be an amount equal to one-fourth (1/4) of the Base Compensation being paid
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to Mr. Mebane during the last year of his executive employment payable in installments and in the same frequency as executive officers are paid.

     Section 2.  Duties. During the term of his engagement as a consultant, Mr.
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Mebane shall perform all consulting and advisory services as Unifi's Board of
Directors may reasonably request in order that Unifi may continue to benefit from his experience, knowledge, reputation and contacts in the industry. Mr. Mebane shall be available to advise and consult with Unifi's Officers and Directors at all reasonable times by phone, mail, or in person, however, Mr. Mebane's failure to render such service due to reasonable causes shall not effect his right to receive the compensation provided for in Section 1 of this
Part III.

     During the consultant period Mr. Mebane shall not engage or render services to any other business that is in competition with Unifi other than to serve on the Board of Directors of other corporations as authorized under Section 2 of
Part II of this agreement, or give out any confidential information as more particularly defined in Section 4 of Part IV of this agreement.

     Section. 3.  Reimbursement of Expenses. Mr. Mebane while acting as a
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consultant shall be entitled to be reimbursed for all expenses reasonably incurred by him in travelling, entertaining and other associated expenses necessary to perform his duties and/or requested by Unifi's Board of Directors. Such reimbursements shall be made within a reasonable time after receipt of Mr. Mebane's expense statement.

     Part IV.    OTHER PROVISIONS.
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     Section 1.  Termination. This Agreement shall terminate and Unifi shall
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have no further obligations or responsibilities under this agreement, except as provided in this Section, upon the occurrence of any of the following events:

     (a) The death of Mr. Mebane during his executive employment or engagement as a consultant, except for the payments due under the provisions of Section 5 and Section 6(b) of Part II and under Section 3 of Part III respectively of this agreement;
     (b) If during his executive employment, Mr. Mebane becomes permanently disable and Unifi elects to terminate his employment, except for the payment due under provisions of Section 5 and Section 6(a) of Part II of this agreement.
     (c) Mr. Mebane becomes permanently disabled during the consultant period except for payments which may due under provisions of Section 3 of Part III of this agreement.
     (d) For cause, as hereinafter defined upon sixty days prior written notice to Mr. Mebane. The term "cause" for purposes of this agreement shall mean only failure to carry out his duties, whether during the executive period or consultant period, gross misconduct or dishonesty.

     Section 2.  Directors Compensation. In addition to all other compensation
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and reimbursement provided for in this agreement when Mr. Mebane during his executive employment serves as a Director of Unifi he is entitled to receive a Directors fee for such services to the same extent as other Executive Officers who are acting as Directors of Unifi; and when he serves as a Director during the consultant period, he is entitled to receive a Directors fee for such services to the same extent as outside directors of Unifi.

     Section 3.  Fringe Benefits. This Agreement is not intended to and shall
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not be deemed in lieu of any rights, benefits, and privileges to which Mr.
Mebane may be entitled as
an employee of Unifi under any retirement, profit sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted; it being understood that Mr. Mebane shall have the same rights and privileges to participate in such plans and benefits provided for other Executive Officers and key employees of Unifi during the period of his executive employment.

     Section 4.  Restrictions.
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     (a)  Definitions. As used in this Agreement.
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          (i)  "Competitor" shall mean any company engaged in or about to be
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               engaged in the business of developing, producing or distributing a product or service similar to any product or service produced or performed or about to be produced or performed by Unifi.
          (ii) Confidential Information" shall mean all information about Unifi
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               or relating to any of its products or any phase of its operations including, without limitation, trade secrets, customer lists and Inventions, not generally known to any of its Competitors which Mr. Mebane knew or acquired knowledge of during the term of his employment.

     (b)  Disclosure of Information. Mr. Mebane shall not disclose or make
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available to any person or other entity any confidential Information or any know-how or experience relating to Unifi's business without authorization of Unifi's Board of Directors. Upon termination of this agreement Mr. Mebane if requested by Unifi's Board of Directors shall leave with Unifi all documents in his possession which contain Confidential Information.

     (c)  Injunctive Relief. It is agreed that Mr. Mebane's services hereunder
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are special and unique giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages, and in the event of Mr. Mebane's breach of this Agreement, Unifi shall be entitled to equitable relief by way in injunction or otherwise.

     Section 5.  Notices. Any notice required or permitted to be given under
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this Agreement shall be sufficient, if in writing and if sent by registered or certified mail, postage prepaid, or telecopier to his residence in the case of Mr. Mebane or to its principal office in the case of Unifi.

     Section 6.  Assignment. The rights and obligations of Unifi under this
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Agreement shall inure to the benefit of and be binding upon its successors and assigns; provided, however, that this Agreement is not assignable by Unifi except as part of a merger, consolidation or sale of all or substantially all of Unifi's assets as a going business to any other corporation or business organization. Unifi agrees that it will not merge into, consolidate with, or sell all or substantially all of its assets to any other corporation or business organization unless such successor or purchaser specifically agrees to assume and be bound by all of the terms and conditions of this Agreement.

     This Agreement may not be assigned or otherwise transferred voluntarily or involuntarily by Mr. Mebane.
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     Section 7.  Applicable Law. This Agreement shall be interpreted and
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construed under the laws of North Carolina.

     Section 8.  Entire Agreement. This instrument contains the entire agreement
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of the parties.  It may not be changed or altered, except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their respective hands and seals as of the day and year first above written.

     UNIFI, INC.


     BY:   KENNETH G. LANGONE
        ---------------------------------
           Kenneth G. Langone
           Chairman of the Compensation Committee

                                   Attest:

                                   CLIFFORD FRAZIER, JR.
                                   ----------------------------
                                   Clifford Frazier, Jr.
                                   Secretary

     G. ALLEN MEBANE
     ------------------------------------(SEAL)
          G. Allen Mebane


     Witness:

     DONALD F. ORR
     ------------------------------